    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2000
                                                 Registration No. 333-__________
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                           RANGE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                                                34-1312571
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             500 THROCKMORTON STREET
                             FORT WORTH, TEXAS 76102
          (Address of principal executive offices, including zip code)
                              --------------------

                            1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                JOHN H. PINKERTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           RANGE RESOURCES CORPORATION
                             500 THROCKMORTON STREET
                             FORT WORTH, TEXAS 76102
                                 (817) 870-2601
            (Name, address and telephone number of agent for service)

                                    copy to:

                               MICHAEL D. WORTLEY
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                               DALLAS, TEXAS 75201
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

=================================== =================== ===================== ================== ===================

                                                              Proposed             Proposed
       Title of securities             Amount to be       Maximum offering     maximum aggregate      Amount of
        to be registered                registered       price per share (1)  offering price (1)  registration fee
----------------------------------- ------------------- --------------------- ------------------ -------------------
Common Stock, $0.01 par
Value per share................      1,400,000 shares         $2.3125            $3,237,500             $855
----------------------------------- ------------------- --------------------- ------------------ -------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The price for the 1,400,000 shares issuable under the Company's 1999 Stock Incentive Plan was based on a price of $2.3125, the last sale price of Common Stock of the Company reported on The New York Stock Exchange on February 15, 2000.

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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998, filed pursuant to
                  Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed by the Registrant since December 31, 1998 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, as amended.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10, dated June 18, 1980, and filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be directed to Range Resources Corporation, 500 Throckmorton Street, Fort Worth, Texas 76102, Attention: Secretary, telephone (817) 871-2601.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's bylaws provide that the Company may indemnify each director, officer, employee, or agent of the Company against all liabilities and expenses reasonably incurred in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee, or agent of the Company, to the full extent permitted by Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful.

         With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorney's fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers.

         The preceding discussion of the Company's articles of incorporation and
Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Company's articles of incorporation and Section 145 of the Delaware General Corporation Law.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.
         ---------

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         4.1*     Range Resources Corporation 1999 Stock Incentive Plan

         5.1*     Opinion of Vinson & Elkins L.L.P.

         23.1*    Consent of Arthur Andersen LLP

         23.2* Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

         24.1*    Powers of Attorney (included in the signature pages hereto)


*        Filed herewith


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 16th day of February 2000.

                                            RANGE RESOURCES CORPORATION


                                            By:      /s/  Eddie M. LeBlanc III
                                                 -------------------------------
                                                     Eddie M. LeBlanc III
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of John H. Pinkerton and Eddie M. LeBlanc III, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.


                   Signature                                       Capacity                           Date
                   ---------                                       --------                           ----

             /s/ Thomas J. Edelman                          Chairman and Director            February 16,  2000
----------------------------------------------
                 Thomas J. Edelman

             /s/ John H. Pinkerton                  President, Chief Executive Officer and   February 16,  2000
----------------------------------------------      Director (Principal Executive Officer)
                  John H. Pinkerton

             /s/ Robert E. Aikman                                  Director                  February 16,  2000
----------------------------------------------
                 Robert E. Aikman

              /s/ Allen Finkelson                                  Director                  February 16,  2000
----------------------------------------------
                  Allen Finkelson

              /s/ Anthony V. Dub                                   Director                  February 16,  2000
----------------------------------------------
                  Anthony V. Dub

               /s/ Ben A. Guill                                    Director                  February 16,  2000
----------------------------------------------
                   Ben A. Guill

            /s/ Jonathan S. Linker                                 Director                  February 16,  2000
----------------------------------------------
                Jonathan S. Linker

           /s/ Eddie M. LeBlanc  III                       Chief Financial Officer           February 16,  2000
----------------------------------------------             (Principal Financial and
               Eddie M. LeBlanc III                          Accounting Officer)


                                  EXHIBIT INDEX


         Exhibit  Description of Exhibit
         -------  ----------------------

         4.1      Range Resources Corporation 1999 Stock Incentive Plan

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP

         23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1(a) hereto)

         24.1     Powers of Attorney (included in the signature pages hereto)